OMB Approval
OMB Number: 3235-0060 Expires: April 30, 2015 Estimated average burden hours per response............ 5.71

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 6, 2015

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-55142	27-2838091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8335 Sunset Blvd., Suite #238, West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 337-9086

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (01/12)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 6, 2015, Crimson Forest Entertainment Group Inc. (the “Company”) entered into a Severance Agreement and General Release (the “Severance Agreement”) with Justin Begnaud, who resigned from his positions with the Company as Director and Vice President-Chief Operating Officer, effective as of December 31, 2014.

Under the Severance Agreement, the Company agreed to pay to Mr. Begnaud a lump sum payment of $10,000. The Severance Agreement also provides for mutual general releases of claims in favor of the Company, its affiliates, and Mr. Begnaud, subject to certain exceptions set forth in the Severance Agreement, and the execution of a “Certificate of Results and Proceeds” by Mr. Begnaud with respect to motion picture projects currently in development at the Company.

The foregoing description of the Severance Agreement is a summary and is qualified in its entirety by the full text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Severance Agreement and General Release, by and between Justin Begnaud and Crimson Forest Entertainment Group Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Registrant)

Dated: February 12, 2015	/s/ Jonathan Lim
	Name:	Jonathan Lim
	Title:	Chief Executive Officer

3